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                                                                    EXHIBIT 99.1

COLUMBUS, Ohio (July 30, 2003) Bancinsurance Corporation (NASDAQ: BCIS), a specialty insurance holding company, today reported results for the three months ended June 30, 2003. Net income improved to $1,146,128, or $0.23 per diluted share, for the second quarter 2003 from $950,951, or $0.17 per diluted share, for the same period last year.

The growth in net premiums earned for the second quarter 2003 was impacted by higher claims and further strengthening of reserves in anticipation of increased loss experience in future quarters. The improvement in second quarter pre-tax income was principally due to a net realized gain on investments versus a net realized loss on investments in 2002.

John Sokol, President, stated, "Market conditions continue to be influenced by margin pressures, increased competition and the weak national economy. We are responding to this environment by offering distinctive customer service combined with innovative technology solutions. As a result, we are achieving solid premium growth through new customers and an expanding line of insurance products. These efforts are focused on attaining further improvement in our long-term performance."

Second Quarter Results

Net premiums earned increased 49.5% to $15,095,790 for the second quarter 2003 from $10,097,226 the prior year. Strong growth was recorded in the Company's lender/dealer business with particular strength in the ULTIMATE LOSS INSURANCE(R) and creditor placed insurance products. Net premiums earned for these products rose 53.0% to $12,899,228 for the second quarter 2003. We attribute these increases primarily to net premiums earned of $2,209,749 for creditor placed insurance, which was introduced in fourth quarter 2002, and an increase in ULTIMATE LOSS INSURANCE(R) premiums, which is attributable to both new policies added during 2003 and volume increases with existing customers. An increase in automobile lending by some of our large financial institution customers, driven by aggressive financing offers, was the primary cause of the increased volume.

Net premiums earned for unemployment insurance protection and bail bond products rose 4.4% to $1,530,973 for the second quarter 2003 as a result of a premium rate increase for an existing customer. Guaranteed auto protection ("GAP") net premiums earned were $665,589 for the second quarter 2003 compared with $199,822 last year. This increase was attributable to purchases of GAP coverage in the first half of 2003 by two large financial institution customers.



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Other revenue improved $452,149 to $1,655,455 for the second quarter 2003. The most significant factors contributing to this increase compared to last year include a $288,991 favorable comparison regarding net realized gain on investments, an increase in net investment income of $99,972 primarily driven by an increase in invested assets generated by improved cash flow from operations, and a $110,612 increase in codification and subscription fees attributable to government customers added during the second half of 2002. The growth in other revenue was partially offset by a $67,046 decline in management fees to $71,307 for the second quarter 2003 compared with a year ago. Higher unemployment insurance protection obligations related to the increased level of unemployment was the primary factor for this quarter-over-quarter difference.

Losses and loss adjustment expenses, net of reinsurance recoveries, rose 76.1% to $9,794,907 for the second quarter 2003 versus $5,562,452 last year. The largest increase was in the Company's lender/dealer business due to the significant growth in premiums combined with higher frequency of claims as a result of persistent weakness in the national economy. This weakness was reflected in higher loan defaults, bankruptcies and automobile repossessions among the Company's customers. However, the increased frequency of losses and loss adjustment experience was partly offset by a decrease in the severity of losses and loss adjustment experience. GAP losses and loss adjustment expenses were higher due to the substantial growth in premiums combined with increased severity of claims, which was impacted by the lower residual value for used automobiles. This creates a larger outstanding balance between the customer's loan or lease and the amount of primary insurance coverage. Additional reserve strengthening for unemployment insurance and bail bond products combined with increased benefit payments due to rising unemployment obligations increased losses and loss adjustment expenses for the second quarter 2003 compared with a year ago.

Operating expenses increased 18.6% to $5,225,787 for the second quarter 2003. Other insurance operating expenses rose $560,458 to $1,458,237 due to higher premium taxes, salaries and benefits compared with the same period last year. The experience rating adjustment remained relatively constant for the second quarter 2003 and 2002. Commission expense was $1,934,038 or 5.9% higher than the second quarter 2002 due to the solid increase in premiums. The increase in codification and subscription expense was primarily attributable to increases in outside printing supplies and consulting fees.

Dividends on trust preferred securities, which were issued in December 2002, were $107,627 for the second quarter 2003 compared with zero for the same period last year.

Six Month Results

Net premiums earned increased 37.6% to $26,256,766 for the six months ended June 30, 2003 primarily due to growth in the lender/dealer business. ULTIMATE LOSS INSURANCE(R) and creditor placed insurance products grew $5,926,131 during the first half of 2003 compared with the same period last year. Creditor placed insurance, introduced in fourth quarter 2002, represents $2,902,541 of the increase. Unemployment and bail bond products rose 20.2% to $2,885,855 for the first six months compared with last year, while GAP insurance products improved to $1,108,713 for the first half of 2003 from $348,056 a year ago.

The most significant changes in other revenue included net realized gain on investments of $467,060 for the first six months of 2003 versus net realized loss on investments of $149,685 last year. Net investment income increased $156,246 to $804,997 for the six months ended June 30, 2003. Codification and subscription fees rose to $1,756,676 for the first half of 2003 from $1,514,709 a year ago. Management fees declined to $199,423 this year from $459,866 for the first six months of 2002.

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Losses and loss adjustment expenses, net of reinsurance recoveries, were
$15,933,817 for the first half of 2003 compared with $11,943,392 last year. The experience rating adjustment was $2,156,341 for the first six months of this year versus $214,587 in 2002. This adjustment is primarily influenced by policy experience to date and premium growth. Other insurance operating expenses rose to $2,693,425 for the 2003 year-to-date period from $1,753,526 a year ago as a result of higher premium taxes, salaries and benefits.

Dividends on trust preferred securities were $215,581 for the first six months of 2003 compared with zero for the same period last year.

Net income increased to $2,175,131, or $0.43 per diluted share, for the first half of 2003 versus $489,577, or $0.09 per diluted share, a year ago. The 2003 comparison with last year is influenced by the Company's adoption of SFAS 142 "Goodwill and Other Intangible Assets" in first quarter 2002. This resulted in a net after-tax impairment charge of $1,481,858, or $0.25 per diluted share.

Combined Ratio

The Company's specialty insurance products are underwritten by Ohio Indemnity Company ("Ohio Indemnity"), a wholly owned subsidiary. Ohio Indemnity's combined ratio was 87.6% for the first six months of 2003 versus 88.9% a year ago. The loss ratio declined to 60.7% for the first half of this year compared with 62.6% in 2002 principally due to the growth in premiums earned. Reserves were further strengthened in anticipation of higher losses due to prolonged weakness in the national economy. The expense ratio rose slightly to 26.9% for the first six months of 2003 from 26.3% last year.

Investment Portfolio

Total investments rose 20.6% to $63,617,324 at June 30, 2003 compared with $52,739,354 at December 31, 2002. The largest single increase was in preferred stock, which principally includes $7,000,000 of variable rate preferred stock with reset provisions at par. Additionally, fixed maturities available for sale increased $5,057,208, while common stock was $1,009,174 higher than year-end 2002. Short-term investments decreased $2,080,991.

Net realized gain on investments was $233,025 for second quarter 2003 versus a net realized loss on investments of $55,966 the prior year. For the 2003 year-to-date period, net realized gain on investments was $467,060 compared with a net realized loss on investments of $149,685 in 2002. There were $49,328 in impairment charges included in net realized gain on investments for the second quarter and first six months of 2003.

Net investment income for the second quarter and first six months of 2003 benefited from the solid increase in invested assets, which was attributable to improved cash flow from operations. Net investment income was impacted by lower interest rates and yields on the investment portfolio.

Shareholders' Equity

Shareholders' equity improved to $31,146,740 at June 30, 2003 from $28,901,838 at year-end 2002. A $2,175,130 increase in retained earnings and a $441,287 increase in unrealized gains, net of tax and reclassification adjustment, was partially offset by a $371,515 increase in treasury shares for the six months ended June 30, 2003. Book value per diluted share was $6.33 at June 30, 2003 versus $5.78 at December 31, 2002.
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BANCINSURANCE CORPORATION

Bancinsurance Corporation, headquartered in Columbus, Ohio, is principally engaged through its property/casualty insurance subsidiary, Ohio Indemnity Company, in underwriting specialty insurance. Lender/dealer insurance products protect banks and other lenders against risk arising from theft or damage to certain loan collateral where the borrower has failed to secure or maintain adequate insurance coverage. The Company's surety products include bonds for unemployment insurance servicing commitments for national administrative firms that perform services for non-profit organizations as well as bail bond coverage.

With the exception of historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, the Company's emphasis on larger accounts, economic trends, and short-term programs offered by captive automobile finance companies. These statements involve risks and uncertainties, which have been detailed from time to time in the Company's Securities and Exchange filings, including the Company's Form 10-K for the year ended December 31, 2002. Actual results may differ materially from management's expectations. All forward-looking statements made in this news release are based on information presently available to management of the Company. The Company assumes no obligation to update any forward-looking statements.


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                            BANCINSURANCE CORPORATION
                                AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (Unaudited)
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

                                                                    Three Months Ended                      Six Months Ended
                                                                         June 30,                              June 30,
                                                                 2003               2002               2003               2002
                                                             ------------       ------------       ------------       ------------
Income:
   Premiums earned ......................................... $ 19,169,063       $ 10,396,182       $ 31,863,297       $ 19,464,801
      Premiums ceded .......................................   (4,073,273)          (298,956)        (5,606,531)          (380,115)
                                                             ------------       ------------       ------------       ------------
   Net premiums earned .....................................   15,095,790         10,097,226         26,256,766         19,084,686

   Net investment income ...................................      432,203            332,231            804,997            648,751
   Net realized gain (loss) on investments .................      233,025            (55,966)           467,060           (149,685)
   Codification and subscription fees ......................      876,960            766,348          1,756,676          1,514,709
   Management fees .........................................       71,307            138,353            199,423            459,866
   Commission fees .........................................          936              5,321              1,645              6,727
   Other income ............................................       41,024             17,019             55,204            161,408
                                                             ------------       ------------       ------------       ------------
         Total revenue .....................................   16,751,245         11,300,532         29,541,771         21,726,462
                                                             ------------       ------------       ------------       ------------

Losses and operating expenses:
   Losses and loss adjustment expenses .....................   10,948,049          5,696,982         18,282,961         12,117,888
   Reinsurance recoveries ..................................   (1,153,142)          (134,530)        (2,349,144)          (174,496)
   Experience rating adjustments ...........................      582,210            578,821          2,156,341            214,587
   Commission expense ......................................    1,934,038          1,826,242          3,325,288          3,284,302
   Other insurance operating expenses ......................    1,458,237            897,779          2,693,425          1,753,526
   Codification and subscription expenses ..................      895,759            634,846          1,625,983          1,208,916
   General and administrative expenses .....................      353,811            433,141            527,267            510,183
   Interest expense ........................................        1,732             35,230              3,610             39,863
                                                             ------------       ------------       ------------       ------------
         Total expenses ....................................   15,020,694          9,968,511         26,265,731         18,954,769
                                                             ------------       ------------       ------------       ------------

      Income before federal income taxes, provision for
         trust preferred securities dividends and cumulative
         effect of change in accounting principle ..........    1,730,551          1,332,021          3,276,040          2,771,693

Federal income tax expense .................................      476,796            381,070            885,328            800,258
                                                             ------------       ------------       ------------       ------------

      Income before provision for trust preferred
         securities dividends and cumulative effect of
         change in accounting principle ....................    1,253,755            950,951          2,390,712          1,971,435

Preferred dividends in minority interest in consolidated
   subsidiary - redeemable preferred securities of
   subsidiary trust ........................................      107,627               --              215,581               --
                                                             ------------       ------------       ------------       ------------

      Income before cumulative effect of change in
         accounting principle ..............................    1,146,128            950,951          2,175,131          1,971,435

Cumulative effect of change in accounting principle ........         --                 --                 --           (1,481,858)
                                                             ------------       ------------       ------------       ------------

      Net income ........................................... $  1,146,128       $    950,951       $  2,175,131       $    489,577
                                                             ============       ============       ============       ============

Basic net income per share:
   Before cumulative effect of change in accounting
     principle ............................................. $        .23       $        .17       $        .43       $        .35
   Cumulative effect of change in accounting principle .....         --                 --                 --                 (.26)
                                                             ------------       ------------       ------------       ------------
     Basic net income per share ............................ $        .23       $        .17       $        .43       $        .09
                                                                                ============       ============       ============

Diluted net income per share:
   Before cumulative effect of change in accounting
     principle ............................................. $        .23       $        .17       $        .43       $        .34
   Cumulative effect of change in accounting principle .....         --                 --                 --                 (.25)
                                                             ------------       ------------       ------------       ------------
     Diluted net income per share .......................... $        .23       $        .17       $        .43       $        .09
                                                             ============       ============       ============       ============



                                                                               June 30, 2003
                                                                                 (Unaudited)        December 31, 2002
                                                                                ------------        -----------------
Shareholders' equity......................................                      $ 31,146,740             $28,901,838
Total assets..............................................                      $ 92,205,534             $72,455,204
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